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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                          CARIBOU COFFEE COMPANY, INC.

                                 EFFECTIVE AS OF
                                ___________, 2005

                                    ARTICLE I
                                     OFFICES

     Section 1.01 Registered Office. The registered office of the Corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the Board of Directors filed with the Secretary of State of the State of Minnesota changing the registered office.

     Section 1.02 Other Offices. The Corporation may have offices at such other places, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 2.01 Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer, except that any special meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located. The Board of Directors may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication or that shareholders or proxy holders may participate in a meeting held at a designated place by means of remote communication. The means of remote communication and the provisions with respect to participation thereby must satisfy the requirements of the Minnesota Business Corporations Act. Participation by remote communication constitutes presence at the meeting.

     Section 2.02 Regular Meetings. Regular meetings of the shareholders shall be held on an annual basis on such date as determined by the Board of Directors. At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months of the date of the meeting and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

     Section 2.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer;
by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by any other person specifically authorized under the Minnesota Business Corporation Act to call a special meeting.
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The business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

     Section 2.04 Meetings Held Upon Shareholder Demand. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.06 hereof at the expense of the Corporation.

     Section 2.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the adjourned meeting is to be held not more than 120 days after the date fixed for the original meeting and the date, time and place at which the meeting will be reconvened are announced at the time of adjournment. At adjourned meetings at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 2.06 Notice of Meetings. Unless otherwise required by law, notice of each meeting of the shareholders, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days before the meeting to every holder of shares entitled to vote at such meeting except as specified in Section 2.05 or as otherwise permitted by law. Notice may be given to a shareholder by means of electronic communication in accordance with the relevant provisions of the Minnesota Business Corporation Act, as amended from time to time.

     Section 2.07 Waiver of Notice. A shareholder may waive notice of the date, time, place, or purpose of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally or by authenticated electronic communication. Attendance by a shareholder at a meeting, including attendance by means of remote communication, is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 2.08 Voting. Unless otherwise provided in the Articles of Incorporation, a shareholder shall have one vote for each share held which is entitled to vote.

     Section 2.09 Vote Required.

          (a) General. Except for the election of directors, which is governed by paragraph (b), the shareholders shall take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item


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of business or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except to the extent that the Articles of Incorporation or the Minnesota Business Corporation Act may require a larger proportion or number of shares.

          (b) Election of Directors. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting which a quorum is present.

     Section 2.10 Record Date. The Board of Directors may fix, or authorize an officer to fix, a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

     Section 2.11 Proxies. A shareholder may cast or authorize the casting of a vote by proxy in accordance with the relevant provisions of the Minnesota Business Corporation Act.

     Section 2.12 Quorum. The presence in person or by proxy of a majority of the voting power of the shares entitled to vote at a shareholders meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by all of those shareholders, unless a different effective time is provided in the written action.

     Section 2.14 Nomination of Director Candidates. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders
(i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section.

          (a) Timing of Notice. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 120 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder


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shall be timely only if so delivered or so mailed and received not less than 120 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Corporation is called in accordance with Section 2.03 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 120 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

          (b) Content of Notice. A shareholder's notice to the Corporation of nominations for a regular or special meeting of shareholders shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person's name, age, business address and residence address and principal occupation or employment, (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (B) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder, and (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination that pertains to a nominee.

          (c) Consequences of Failure to Satisfy Nominating Procedures. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

          (d) Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

          (e) Public Announcement. For purposes of this Section and Section 2.15, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission


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pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as
amended, or (iii) when mailed as the notice of the meeting pursuant to Section 2.06.

     Section 2.15 Advance Notice of Shareholder Proposals. As provided in
Section 2.03, the business conducted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 2.06. At any regular meeting of shareholders of the Corporation, only such business (other than the nomination and election of directors, which shall be subject to Section 2.14) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Section.

          (a) Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 120 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 120 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. To be timely, a shareholder's notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 120 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above.

          (b) Content of Notice. A shareholder's notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

          (c) Consequences of Failure to Satisfy Advance Notice Procedures. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall


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not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.

          (d) Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                                   ARTICLE III
                                    DIRECTORS

     Section 3.01 General Powers; Number; Qualifications. Except as otherwise permitted by statute, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors to constitute the Board shall be determined from time to time by resolution of the Board. Directors shall be natural persons but need not be shareholders.

     Section 3.02 Term. Each director shall hold office until the next regular meeting of the shareholders after such director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

     Section 3.03 Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

     Section 3.04 Removal of Directors by Shareholders. During a director's term, a director may only be removed by the shareholders for cause, defined as willful misconduct in the performance of the director's duties or conviction of any felony involving moral turpitude, by a majority vote of the shares present at a duly held shareholders' meeting and entitled to vote at an election of directors.

     Section 3.05 Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

     Section 3.06 Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chief Executive Officer by giving at least 24 hours' notice or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, electronic transmission or in person. If the day or date, time and place of a meeting of the Board of Directors has been announced at a previous meeting of the Board, no notice is


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required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

     Section 3.07 Waiver of Notice. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

     Section 3.08 Quorum. The presence of a majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 3.09 Vote Required. Except as otherwise required by law or specified in the Articles of Incorporation or these Bylaws, the Board shall take action by the affirmative vote of the greater of (i) a majority of the directors present at a duly held meeting at the time the action is taken or (ii) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting.

     Section 3.10 Participation by Remote Communication. The Board of Directors may determine that a meeting of the Board not be held at a physical place, but instead solely by means of remote communication through which all of the directors may participate with each other during the meeting. A director may participate in a Board meeting by conference telephone, or, if authorized by the Board, by any other means of remote communication through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Any director so participating is deemed present at the meeting.

     Section 3.11 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.12 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by


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written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

     Section 3.13 Committees. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. A committee shall consist of one or more natural persons, who need not be directors, appointed by the Board of Directors. Committees are subject to the direction and control of (other than special litigation committees and committees formed pursuant to Section 302A.673, Subd. 1(d) of the Minnesota Business Corporation Act or any successor thereto), and vacancies in the membership thereof shall be filled by, the Board of Directors. Sections 3.05 through 3.12 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors, unless otherwise provided in the resolution establishing the committee or any amendment thereof.

     Section 3.14 Compensation. The Board may fix the compensation, if any, of directors.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer and, if applicable, Chairman of the Board. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     Section 4.02 Chairman of the Board. The Chairman of the Board shall be an executive or non-executive position as determined by the Board of Directors. The Chairman of the Board of Directors shall give guidance to the officers of the Corporation in the setting of corporate policy and in the conduct of the Corporation's business and affairs. He or she shall preside generally at all meetings of the shareholders and all meetings of the Board of Directors, and shall have such other duties as the Board of Directors shall from time to time prescribe.

     Section 4.03 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the


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Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

     Section 4.04 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Chief Financial Officer shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

     Section 4.05 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

     Section 4.06 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Executive Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

     Section 4.07 Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

     Section 4.08 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

     Section 4.09 Authority and Duties. Unless otherwise specified by the Board of Directors, the officers of the Corporation shall have such powers as are commonly incidental to the office held. Unless prohibited by a resolution approved by the Board of Directors, an officer


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elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 4.10 Term. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified, unless a different term is specified in the resolutions adopting the officer, or until the officer's earlier death, resignation or removal. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice. An officer may be removed at any time, with or without cause, by a resolution approved by the Board of Directors. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

     Section 4.11 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if so authorized by the Board.

                                    ARTICLE V
                                 INDEMNIFICATION

     Section 5.01 Indemnification The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the Minnesota Business Corporation Act, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

     Section 5.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                   ARTICLE VI
                         BOOKS AND RECORDS, FISCAL YEAR

     Section 6.01 Share Register. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board, (a) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder, and
(b) a record of the dates on which certificates or transaction statements representing shares were issued.

     Section 6.02 Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within ten days after receipt by an officer of the Corporation of a written demand for them made by a shareholder or other person authorized by the Minnesota Business Corporation Act, Section 302A.461, or any successor thereto, the books and records specified therein.


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     Section 6.03 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE VII
            SHARES, TRANSFER OF SHARES, DISTRIBUTIONS AND RECORD DATE

     Section 7.01 Certificated and Uncertificated Shares.

          (a) The shares of the Corporation shall be either certificated shares or uncertificated shares or a combination thereof. Each holder of duly issued certificated shares is entitled to a certificate of shares.

          (b) Each certificate of shares of the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary or any Assistant Secretary, or by such other officers as the Board of Directors may designate. The signatures of any such officers and the corporate seal upon such certificate, if any, may be by facsimile, engraving or printing. If a person signs or has a facsimile, engraved or printed signature placed upon a certificate while an officer of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

          (c) A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

          (d) A resolution approved by the Board of Directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

     Section 7.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

     Section 7.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney or legal representative. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares. The Corporation may treat as the exclusive owner of shares of the Corporation for all purposes, the person or persons in whose name shares are registered on the books of the Corporation.


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
     Section 7.04 Lost Certificate. Any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 7.05 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 8.01 Amending the Bylaws. These Bylaws may be amended, altered or repealed by a vote of the majority of the Board of Directors. The authority of the Board of Directors to amend the Bylaws is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, Section 302A.181, Subd. 3, or any successor thereto, to adopt, amend or repeal bylaws adopted, amended or repealed by the Board of Directors. For so long as it is required pursuant to the Minnesota Business Corporation Act, Section 302A.181, Subd. 2, or any successor thereto, the Board of Directors shall not, without the approval of the shareholders, make or alter any bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any bylaw to increase their number.

                                   ARTICLE IX
                        SECURITIES OF OTHER CORPORATIONS

     Section 9.01 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any duly authorized officer, acting alone, shall have full power and authority on behalf of the Corporation (a) to attend any meeting of security holders of other corporations in which the Corporation may hold securities and to vote such securities on behalf of the Corporation; (b) to execute any proxy for such meeting on behalf of the Corporation; and (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation.

     Section 9.02 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the


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
Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer such powers to one or more other persons.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.01 Execution of Instruments.

          (a) All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

          (b) If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

     Section 10.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

     Section 10.03 Corporate Seal. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words: "Corporate Seal".


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